Exhibit 99.1

Darling International Inc.

News Release
November 9, 2004

DARLING INTERNATIONAL INC. ANNOUNCES CONFERENCE CALL AND WEBCAST
FOR ITS THIRD QUARTER 2004 FINANCIAL RESULTS ON NOVEMBER 16, 2004

        Irving, Texas , November 9, 2004:     Darling International Inc. (AMEX: DAR) announced today that it will release its third quarter 2004 financial results after the market close on Monday, November 15, 2004 and will host a conference call at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Tuesday, November 16, 2004 to provide additional details about the company's quarterly earnings results.

        To listen to the conference call, participants calling from within North America may dial 888-796-2701; international participants may dial 706-679-5633. Please call approximately ten minutes before the start of the call to ensure that you are connected. The call will also be available as a live audio webcast that can be accessed on the company website at http://www.darlingii.com/investor.htm or http://www.fulldisclosure.com.

         Following its completion, a replay of the call can be accessed until November 23, 2004 by dialing 800-642-1687 or 706-645-9291 outside of North America. The access code for the replay is 1900390. The conference call will also be archived on the company's website for seven days.

About Darling

         Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats and meat and bone meal. These products are primarily sold to animal feed and oleo-chemical manufacturers around the world. In addition, the Company provides grease trap collection services and sells equipment to restaurants.

FOR MORE INFORMATION CONTACT: Brad Phillips, Treasurer, or John O. Muse, Executive Vice President of Finance and Administration	251 O'Connor Ridge Blvd., #300 Irving, Texas 75038 Phone: 972-717-0300
OR Jennifer Felber Joele Frank, Wilkinson Brimmer Katcher	Phone: 212-355-4449